UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-200629

BOATIM INC.
(Exact name of Registrant as specified in its charter)

Nevada	84-4779679
(State of incorporation)	(IRS Employer Identification No.)

7950 NW 53rd Street, Suite 337, Miami, FL 33166

Address of Principle Executive Office

Tel: +1 (305) 239-9993

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported): March 23rd, 2021

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 19, 2021, Mr. Mario Beckles, CPA was appointed as a member of the board of Directors (“Board”) of Boatim Inc. (“Company”) effective immediately and as new Chief Financial Officer of the company, commencing on April 1, 2021. The appointment was approved by the shareholders of the corporation representing approximately 63% of the issued and outstanding stock of the Company.

Mr. Beckles has over 20 years of experience in financial reporting, financial accounting, tax and audit works. He is US based (FL) and his areas of expertise include, inter alia, information technology and retail. He began his career as a Senior Auditor with Deloitte and has since held positions as CFO of First Liberty Power Corp, a publicly traded mining company, was a Partner at Jersey Fortress Capital Partners, a boutique investment banking firm or was a Senior Financial Reporting Analyst with SimplexGrinnell, a $2B Fire & Security Contractor. Mario is a member of the American Institute of Certified Public Accountants and holds a CPA license with the state board of Florida.

Mario replaces Boatim Inc.´s prior CFO, Mr. Benjamin L. Salter, who´s resignation was accepted by the shareholders on that same date as part of reorganizing leadership with stronger emphasis on US markets. Mr. Salter continues with the Company heading the business development department and operations in Europe. Mr. Salter´s resignation was not due to any disagreement with the Company, its policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated March 23, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23rd, 2021

BOATIM INC.

/s/ Wolfgang Tippner
By:	Wolfgang Tippner, CEO

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